October 26, 1999

Empyrean Bioscience, Inc.
2238 W. Lone Cactus Drive
Suite 200
Phoenix, AZ 85027-2613

Preventx, Inc.
2238 W. Lone Cactus Drive
Suite 200
Phoenix, AZ 85027-2613

     Re:  Reincorporation Merger

Ladies and Gentlemen:

     We have acted as counsel to Empyrean Bioscience, Inc., a Wyoming corporation ("EBW") and Preventx, Inc., a Delaware corporation ("EBD") , in connection with the Agreement and Plan of Merger dated as of October 6, 1999, (the "Agreement") by and among EBD and EBW. Pursuant to the Agreement, EBW will merge with and into EBD (the "Merger").

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the certifications, representations, statements, and warranties contained in the following documents:

     1. The Agreement;

     2. Certifications and representations made to us by EBW and EBD in a Certificate reproduced as Exhibit A hereto (the "Tax Certificates"); and

     3.  Such  other   instruments  and  documents  related  to  the  formation,
organization, and operation of EBW and EBD, and/or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed (without any independent investigation) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any certification, representation, or statement referred to above made "to the knowledge of," "to the best of the knowledge," or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a certification, representation, or statement referred to above has certified, represented, or stated that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. As to any matter in which a person or entity making a certification, representation, or statement referred to above has certified, represented, or stated that such certification, representation, or statement is true and accurate in all "material aspects," such certification, representation, or statement is true and accurate in all respects insofar as it relates to issues associated with the federal income taxation of the Merger;

     3. All certifications, representations, or statements contained in any of the documents referred to herein or otherwise made to us are true and correct in all respects and will continue to be true and correct in all material respects as of the Effective Time of the Merger and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such certifications, representations, or statements;

     4. The Merger will be reported by EBW and EBD on the federal income tax return which will be filed for such companies in a manner consistent with the opinion set forth below;

     5. The Merger will be consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under applicable state laws;

     6. No transactions have occurred or will occur following the Effective Time of the Merger that would cause the continuity of interest requirement as specified in Treasury
Regulations Section 1.368-1(e) to be violated.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, we are of the opinion that if the Merger is consummated in accordance with the Agreement (and without any waiver, breach, or amendment of any of the provisions thereof) and if the certifications and representations set forth in the Tax Certificate are true and correct, then, for United States federal income tax purposes:

     1. The Merger will qualify as a "reorganization" within the meaning of Sections 368(a)(1)(F) of the Code;

     2. No gain or loss will be recognized by holders of EBW Common Stock upon the surrender of shares of EBW Common Stock and the receipt of shares of EBD Common Stock;

     3. Each holder's aggregate tax basis in the EBD Common Stock received in the Merger will equal such holder's aggregate tax basis in the EBW Common Stock surrendered;

     4. The holding period of EBD Common Stock received in the Merger will include the holding period of the EBW Common Stock surrendered, provided that the EBW Common Stock is held as a capital asset in the hands of the holder thereof at the Effective Time of the Merger; and

     5. EBW should not recognize gain or loss for federal income tax purposes as a result of the Merger and EBD should succeed without adjustment to the federal income tax attributes of EBW.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

     1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations, and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     2. This opinion addresses only the classification of the Merger as a reorganization under Sections 368(a)(1)(F) of the Code and the consequences of the Merger as described above, and does not address any other federal or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     3. Insofar as the opinion relates to the federal income tax consequences associated with classification of the Merger as a reorganization under Sections 368(a)(1)(F) of the Code (Items 2 through 5 of the opinion above), the consequences are those generally applicable to EBW shareholders; the opinion does not address the tax consequences to specific categories of shareholders accorded special treatment under the Code including, without limitation, shareholders who acquired their shares of EBW Common Stock upon the exercise of stock options or in other compensatory transfers, foreign persons, tax-exempt organizations, insurance companies, financial institutions, and dealers in stock and securities.

     4. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any provision thereof or if all of the certifications, representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the certifications, representations, warranties, statements, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     5. The opinion set forth herein is intended solely for your benefit. The opinion may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 (SEC File No. 333-84147), including amendments and exhibits thereto and to the use of our name in the prospectus included in the Registration Statement under the caption "Legal Matters" and to reference to our opinion elsewhere in the Registration Statement.


                  Yours very truly,


                  Snell & Wilmer. L.L.P.

                            Empyrean Bioscience, Inc.
                              a Wyoming corporation

                                 Preventx, Inc.
                             a Delaware corporation


                                October 26, 1999


Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona  85004


     Re: Merger pursuant to the Agreement and Plan of Merger dated as of October 6, 1999 (the "Agreement") by and among Preventx, Inc., a Delaware corporation ("EBD"), and Empyrean Bioscience, Inc, a Wyoming corporation ("EBW").

Ladies and Gentlemen:

     This Certificate is furnished to you in connection with the rendering of your opinion regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement, including exhibits and schedules attached thereto.

     After consulting with their counsel and auditors regarding the meaning of and factual support for the following certifications and representations, the undersigned hereby certify and represent that, except with respect to an alternate time set forth below, the following facts are true as of the Effective Time of the Merger:

     1. The Agreement and all other agreements entered into in connection therewith represent the entire understanding of EBW and EBD with respect to the Merger.

     2. The Merger will be consummated in all material aspects in accordance with the terms of the Agreement.

     3. At the Effective Time of the Merger, neither EBW nor EBD will constitute an "investment company" within the meaning of Code Sections 368(a)(2)(F)(iii) and (iv).

     4. At the Effective Time of the Merger, EBD will have no plan or intent to dispose of any of its assets or any of the assets acquired from EBW except for dispositions made in the ordinary course of business.

Snell & Wilmer L.L.P.
October 26, 1999
Page 2


     5. At the Effective Time of the Merger, the fair market value of the EBD Common Stock receivable by each EBW shareholder pursuant to the Merger will be approximately equal to the fair market value of the EBW Common Stock to be surrendered in exchange therefor and the aggregate consideration receivable by EBW shareholders in exchange for their EBW Common Stock pursuant to the Merger will be approximately equal to the fair market value of all of the outstanding shares of EBW Common Stock immediately prior to the Merger.

     6. One hundred percent (100%) of the EBW Common Stock outstanding immediately before the Merger will be exchanged solely for EBD Common Stock pursuant to the Merger. Thus, EBW and EBD intend that no consideration be paid or received (directly or indirectly, actually or constructively) for EBW Common Stock pursuant to the Merger other than EBD Common Stock.

     7. Following the Effective Time of the Merger EBD will continue the historic business EBW was conducting immediately before the Merger or use a significant portion of the historic business assets of EBW in a business.

     8. The liabilities of EBW assumed by EBD pursuant to the Merger and the liabilities to which the assets of EBW transferred to EBD pursuant to the Merger are subject (if any) were, or will have been, incurred in the ordinary course of EBW's business.

     9. EBW and EBD are participating in the Merger for good and valid business reasons.

     10. The Merger will be reported by EBW and EBD on their federal income tax return as a "reorganization" within the meaning of Code Sections 368(a)(1)(F).

     11. Each of the representations made by EBW and EBD in the Agreement and any other documents associated therewith is true and accurate in all material aspects.

     12. Each of the undersigned is authorized on behalf of each of EBW and EBD to make all of the certifications and representations set forth herein.

     Each of the undersigned recognizes that (i) your opinion will be based on the certifications and representations set forth herein and on the assumptions, covenants, and statements contained in the Agreement and documents related thereto and the opinion, and (ii) your opinion will be subject to certain exceptions, limitations and qualifications, including that they may not be relied upon if any such certifications, representations, assumptions, covenants, or statements are not accurate in all respects. Each of the undersigned further

Snell & Wilmer L.L.P.
October 26, 1999
Page 3

recognizes that each may be requested to (i) make additional certifications and representations or (ii) execute additional copies of this Certificate prior to the Effective Time of the Merger.

     Each of the undersigned authorizes Snell & Wilmer L.L.P to attach copies of this Certificate to its written opinion and agrees to promptly furnish written notification to Snell & Wilmer L.L.P., via facsimile transmission directed to the attention of Fred Williams, if, prior to the Effective Time of the Merger, the undersigned has reason to believe that any of the certifications or representations made in this Certificate are untrue, incorrect, or incomplete in any respect.

                                 Preventx, Inc.
                                 a Delaware corporation


                                 By: /s/ Richard Adamany
                                    ---------------------------
                                 Name: Richard Adamany
                                      -------------------------
                                 Title: Exec. V.P. and C.O.O.
                                      -------------------------


                                 Empyrean Bioscience, Inc.
                                 a Wyoming corporation



                                 By: /s/ Richard Adamany
                                    ---------------------------
                                 Name: Richard Adamany
                                      -------------------------
                                 Title: Exec. V.P. and C.O.O.
                                      -------------------------